UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

Acquisition of Minority Interest in MarkWest Liberty Midstream

Contribution Agreement

On December 29, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) entered into and closed the transactions under a Contribution Agreement (the “Contribution Agreement”) by and among M&R MWE Liberty, LLC (“EMG Liberty”), an affiliate of The Energy & Minerals Group (“EMG”), on the one hand, and the Partnership and MarkWest Liberty Gas Gathering L.L.C. (“MWE Liberty”), a wholly-owned subsidiary of the Partnership, on the other hand, completing the previously announced acquisition by the Partnership, through MWE Liberty, of EMG Liberty’s interest in MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest Liberty Midstream”).  Under the Contribution Agreement, in exchange for EMG Liberty’s interest in MarkWest Liberty Midstream, the Partnership (1) paid to EMG Liberty approximately $1.0 billion in cash and (2) issued to EMG Liberty 19,954,389 newly issued unregistered Class B units representing limited partner interests of the Partnership (“Class B Units”).  The Contribution Agreement contains customary representations, warranties, covenants and agreements of the Partnership and MWE Liberty.

Amendment No. 1 to the Partnership Agreement

Also, on December 29, 2011, in connection with the closing of the transactions under the Contribution Agreement, MarkWest Energy GP, L.L.C., the general partner of the Partnership, adopted Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). Among other things, the Amendment created the Partnership’s Class B Units that were issued to EMG Liberty pursuant to the Contribution Agreement.

Subject to limited exceptions in the event of an Elective Fundamental Change or the dissolution of the Partnership, as described below, the Class B Units are convertible into common units representing limited partner interests of the Partnership (“Common Units”) on a one-for-one basis (the “Converted Units”) in five equal installments, and each installment is referred to as a separate series of Class B Units.  The first conversion of 20% of the Class B Units will occur on July 1, 2013, and the subsequent four conversions, each of 20% of the Class B Units, will occur on each of the first four anniversaries of July 1, 2013.  The Class B Units are generally not entitled to participate in distributions by the Partnership prior to their conversion into Common Units.  Further, prior to the conversion of the Class B Units into Converted Units, the Class B Units are not entitled to vote on any matters on which the holders of Common Units are entitled to vote, other than those matters that disproportionately and adversely affect the rights and preferences of the Class B Units in relation to other classes of interests in the Partnership.  In such cases, the holders of Class B Units are entitled to vote together as a single class.  Upon conversion of the Class B Units, EMG Liberty and certain related parties that hold Common Units will be entitled to vote Converted Units, and any other Common Units that EMG Liberty and such parties may acquire, that represent in aggregate no more than 5% of the Partnership’s outstanding Common Units; any Converted Units, or other Common Units that are acquired by EMG Liberty or such parties, in excess of such 5% threshold would not be entitled to vote.  Holders of Class B Units do not have any contractual right to designate representatives to the board of directors of the Partnership’s general partner.

Except for EMG Liberty’s ability to (1) participate in underwritten offerings or any continuous offering program as set forth in the Registration Rights Agreement (as described below) and (2) make distributions, beginning on or after January 1, 2016, to EMG Liberty’s members and the limited partners of such members in an aggregate amount not exceeding 2.5 million Converted Units (provided that such members or limited partners agree, among other things, to a customary one-year lock-up arrangement), EMG Liberty is not permitted to transfer its Class B Units or Converted Units without the prior written consent of the board of directors of the general partner of the Partnership.

The Amendment provides a number of allocation provisions with respect to the issuance of the Class B Units.  Generally, the Class B Units share in allocations of net income and net loss with the Common Units and Class A Units in accordance with their respective percentage interests.  However, the Amendment includes special allocations of unrealized gain, unrealized loss, and other items of income, gain, loss and deduction among the unitholders in a manner that is intended to achieve and maintain economic uniformity of the converted Class B Units with the existing Common Units.  In addition, pursuant to the Amendment, any time that distributions are made to the Common Units and Class A Units and not to the Class B Units, gross income will be allocated to the holders of Common Units and Class A Units equal to 60% of the distributed cash or other property.

The Amendment further provides that in the event of any Elective Fundamental Change (as defined below), either the Partnership, on the one hand, or the holders of a majority of the then-outstanding Class B Units, on the other hand, are entitled to elect to cause each then-outstanding Class B Unit to be converted into Common Units based on the Discounted Conversion Number (as defined below) and receive the consideration that would have been payable with respect to such Converted Units in the relevant transaction.  In the event of dissolution of the Partnership, the Class B Units would automatically convert into Common Units on the same basis described in the preceding sentence.  In an Elective Fundamental Change transaction where the Partnership is not the surviving entity and neither the Partnership, on the one hand, nor the holders of a majority of the then-outstanding Class B Units, on the other hand, elect such a conversion, then the Class B Units shall convert into a class of securities of the surviving entity with substantially similar rights.

“Discounted Conversion Number” means an adjustment to the one-to-one initial conversion rate at which a Class B Unit would otherwise convert into a Common Unit by applying a discount rate for each series of Class B Units based on the period in which an Elective Fundamental Change occurs.  Such discount rate ranges from a conversion discount of 31.8% at December 31, 2011, for the series of Class B Units that would have otherwise converted into Common Units on July 1, 2017, to no discount at June 30, 2017.  The Discounted Conversion Number for each series of Class B Units is set forth in the Amendment.

“Elective Fundamental Change” means (1) any direct or indirect sale, lease, exchange, conveyance, transfer or other disposition (in one transaction or a series of related transactions), of all or substantially all of the Partnership’s assets to any third party, unless immediately following such sale, lease exchange, transfer or other disposition such assets are owned, directly or indirectly, by the Partnership; or (2) a merger, consolidation, business combination, or acquisition the result of which any third party becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the Partnership in a transaction (or, if the Partnership does not survive such transaction, the surviving entity in such transaction) in which acquired securities are not subject to any voting limitation under the Partnership Agreement (or, if the Partnership does not survive such transaction, the voting securities of the surviving entity).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

Also, on December 29, 2011, in connection with the closing of the transactions under the Contribution Agreement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with EMG Liberty related to the Class B Units following their conversion into Converted Units.  Pursuant to the terms of the Registration Rights Agreement, the Partnership is obligated to (1) file a resale registration statement registering the resale of the Converted Units; (2) have such registration statement declared effective by July 1, 2013; and (3) maintain the effectiveness of such registration statement until July 1, 2019.  Furthermore, following the effectiveness of such registration statement, EMG Liberty will be granted piggyback registration rights permitting EMG and its affiliates to sell Converted Units, in an amount representing up to 20% of the total number of Common Units to be offered in any firm commitment, underwritten offering effected by the Partnership (including no more than an equal percentage of any Common Units subject to any over-allotment option requested by the managing underwriters in such an offering).  The Partnership has also agreed to provide EMG Liberty comparable 20% participation and sale rights in the event that the Partnership adopts a continuous equity or similar program in the future.

The Registration Rights Agreement also provides that, beginning January 1, 2017, EMG Liberty will have the right to demand that the Partnership conduct up to three underwritten offerings of any Converted Units still held by EMG Liberty and certain related parties, subject to certain maximum and minimum size limitations on such offerings. EMG

Liberty is restricted from exercising more than one demand right in any twelve-month period.  The Partnership will bear all reasonable expenses (excluding any underwriting discounts and commissions and fees for more than one counsel for EMG Liberty and such related parties) in connection with the registration and offering of EMG Liberty’s or such related parties’ Converted Units.

The Registration Rights Agreement contains customary indemnification provisions.

MarkWest Utica Joint Venture

On December 29, 2011, MarkWest Utica Operating Company, L.L.C. (“MWE Utica Operating”), a wholly-owned subsidiary of the Partnership, and EMG Utica, LLC (“EMG Utica”), an affiliate of EMG, entered into a Limited Liability Company Agreement (the “Utica LLC Agreement”) of MarkWest Utica EMG, L.L.C. (“MarkWest Utica EMG”).  The new joint venture arrangement (the “Utica JV”), operated through MarkWest Utica EMG, is dedicated to engaging in the natural gas midstream business in the Utica Shale formation in and around the state of Ohio.  The Utica LLC Agreement defines the rights, obligations, and relationship of MWE Utica Operating and EMG Utica with respect to MarkWest Utica EMG.

Under the terms of the Utica LLC Agreement, MWE Utica Operating will make an initial contribution to MarkWest Utica EMG in a nominal amount in exchange for a 60% membership interest in MarkWest Utica EMG, and EMG Utica will make an initial contribution in a nominal amount and will agree to contribute to MarkWest Utica EMG $350 million in cash on an as needed basis (the “Initial EMG Contribution”) in exchange for a 40% membership interest in MarkWest Utica EMG.  Following the funding of the Initial EMG Contribution, either (i) EMG Utica will fund, as needed, all capital required to develop projects within the Utica JV until such time as EMG Utica’s total investment balance reaches $500 million (the “Minimum EMG Investment”) or (ii) following the Initial EMG Contribution but prior to the first capital call requiring funds in excess of the Initial EMG Contribution, MWE Utica Operating will have the one time right to elect to fund 60% of all capital required to develop projects within the Utica JV until such time as EMG Utica’s total investment balance equals the Minimum EMG Investment and EMG Utica will be required to fund the remaining 40% of all such capital.  Once EMG Utica has funded capital equal to the Minimum EMG Investment, MWE Utica Operating will be required to fund, as needed, 100% of all capital required to develop projects within the Utica JV until such time as the total investment balances of MWE Utica Operating and EMG Utica are in the ratio of 60% and 40%, respectively (such time being referred to as the “First Equalization Date”).

Following the First Equalization Date, MWE Utica Operating shall have the right to elect to continue to fund up to 100% of any additional capital required until such time as the investment balances of MWE Utica Operating and EMG Utica are in the ratio of 70% and 30%, respectively (such time being referred to as the “Second Equalization Date”).  To the extent MWE Utica Operating does not fully exercise such right at any time prior to the Second Equalization Date, EMG Utica shall have the right, but not the obligation, to contribute such additional capital that is requested and that is not contributed by MWE Utica Operating.  After the Second Equalization Date, EMG Utica shall have the right, but not the obligation, to maintain a 30% interest in MarkWest Utica EMG by funding 30% of any additional required capital.

MarkWest Utica EMG will have the first right to elect to develop certain business opportunities in the geographic areas in which it will operate. MWE Utica Operating will serve as the operator of MarkWest Utica EMG, and, pursuant to a services agreement, an affiliate of MWE Utica Operating will provide all employees and services necessary for the daily operation and management of MarkWest Utica EMG’s assets. Under the Utica LLC Agreement, oversight of the business and affairs of MarkWest Utica EMG will be managed by a board of managers. The board of managers will initially consist of three managers designated by MWE Utica Operating and two managers designated by EMG Utica. In addition, each of MWE Utica Operating and EMG Utica will have consent rights with respect to certain specified material transactions involving MarkWest Utica EMG.

Under the terms of the Utica LLC Agreement, prior to the earlier to occur of December 31, 2016 and the First Equalization Date, cash generated by MarkWest Utica EMG that is available for distribution will be allocated 60% to MWE Utica Operating and 40% to EMG Utica. After the earlier to occur of such dates, cash generated by MarkWest

Utica EMG that is available for distribution will be allocated to MWE Utica Operating and EMG Utica in proportion to their respective aggregate capital contributions made to MarkWest Utica EMG.

In the event of a liquidation of MarkWest Utica EMG prior to the First Equalization Date, under the terms of the Utica LLC Agreement, cash proceeds will be allocated in accordance with a tiered distribution waterfall that, among other things, provides EMG Utica with a return on the capital that it invested in excess of its percentage interest and, if sufficient funds are available, provides MWE Utica Operating with a return on its investment.  Upon a liquidation after the First Equalization Date, the liquidation proceeds will be allocated to the members in accordance with their percentage interests in MarkWest Utica EMG.

Under the terms of the Utica LLC Agreement, prior to a specified date, EMG Utica and MWE Utica Operating will each be restricted from transferring their interests in MarkWest Utica EMG other than through certain permitted transfers to affiliates. After such date, transfers of interests in MarkWest Utica EMG by any member will be subject to rights of first offer and rights of first refusal in favor of the other members and transfers of interests by MWE Utica Operating will be subject to tag-along rights in favor of EMG Utica and any other members.

Credit Agreement Amendment

On December 29, 2011, the Partnership entered into the Second Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent (the “Agent”), and the other agents and lenders that are party thereto (the “Credit Agreement Amendment”), which amends the Amended and Restated Credit Agreement dated as of July 1, 2010, among the Agent, the other agents and lenders that are party thereto from time to time and the Partnership, as supplemented by the Joinder Agreement dated July 29, 2010 and the Joinder Agreement dated June 15, 2011, and as amended by the First Amendment to Amended and Restated Credit Agreement dated September 7, 2011 (the “Existing Credit Agreement”).  Pursuant to the Credit Agreement Amendment, the commitments under the revolving loan facility were increased from $750 million to $900 million (the “Facility”).  In addition, the existing accordion option, providing for potential further increases of the Facility commitments of up to $250 million in the event that any existing or new lender is willing to provide additional commitments was retained, with the effect that the exercise of such option would allow for aggregate commitments under the Facility of up to $1.15 billion.

The Credit Agreement Amendment also amends the Existing Credit Agreement to provide further future investment flexibility with respect to MarkWest Liberty Midstream and the Utica JV, in each case, notwithstanding their status as excluded ventures that do not guaranty or provide collateral in support of the Facility.

The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 2.01                                       Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 above under the heading “Acquisition of Minority Interest in MarkWest Liberty Midstream” is incorporated by reference into this Item 2.01.

ITEM 2.03.                                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.01.

ITEM 3.02                                       Unregistered Sales of Equity Securities.

The information included in Item 1.01 above under the headings “Acquisition of Minority Interest in MarkWest Liberty Midstream — Contribution Agreement” and “Acquisition of Minority Interest in MarkWest Liberty Midstream —

Amendment No. 1 to the Partnership Agreement” is incorporated by reference into this Item 3.02.

ITEM 5.03.                                    Amendment to Articles of Incorporation or Bylaws.

On December 29, 2011, MarkWest Energy GP, L.L.C., the general partner of the Partnership, entered into the Amendment.  The material terms of the Amendment are described in Item 1.01 above under the heading “Acquisition of Minority Interest in MarkWest Liberty Midstream — Amendment No. 1 to the Partnership Agreement” and that information is incorporated by reference into this Item 5.03.

ITEM 7.01.                                    Regulation FD Disclosure.

On December 29, 2011, the Partnership issued a press release announcing the completion of its acquisition, through MWE Liberty, of EMG Liberty’s interests in MarkWest Liberty Midstream as well as its entry, through MWE Utica Operating, into the Utica JV.  A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 29, 2011, the Partnership issued a press release announcing the Credit Agreement Amendment. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Actual results could vary significantly from those expressed or implied in such statements and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.                                    Financial Statements and Exhibits.

(d)                                     Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P.
10.1

Second Amendment to Amended and Restated Credit Agreement dated as of December 29, 2011, among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto.

99.1	Press release dated December 29, 2011 announcing completion of acquisition of remaining 49% interest in Liberty Joint Venture.
99.2	Press release dated December 29, 2011 announcing $150 Credit Facility Amendment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: December 30, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer